SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CARTER WALLACE INC-A

THE GABELLI PERFORMANCE PARTNERSHIP

                    2/16/96           45,200            14.0415


GIL II, LTD.

                    2/16/96           25,000            14.0000


GABELLI INTERNATIONAL LTD

                    2/16/96           25,000            14.0000


GABELLI FUNDS, INC.

          THE GABELLI EQUITY TRUST,INC.

                    2/16/96          300,000            14.0500


GAMCO INVESTORS, INC.

                    2/20/96           15,000            13.8750

                    1/30/96           10,000-           14.0000

                    1/29/96           42,000-           12.8750

                    1/16/96            1,000-           11.8750

                   12/26/95              860-           11.5000




(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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